EXHIBIT 4.2

INCREMENTAL AMENDMENT TO CREDIT AGREEMENT

This INCREMENTAL AMENDMENT TO CREDIT AGREEMENT, dated as of June 21, 2024 (this “Amendment”), is by and among NORDSON CORPORATION, an Ohio corporation (“Nordson”), NORDSON ENGINEERING GMBH, a private limited liability company organized and existing under the laws of Germany, registered with the commercial register of the local court of Lüneburg under number HRB 999 (the “German Borrower” and together with Nordson, the “Borrowers” and each individually a “Borrower”), the Swingline Bank, each Issuing Bank, the bank identified on the signature pages hereto as the “Incremental Bank” (the “New Bank”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks (the “Agent”).

RECITALS:

The Borrowers, the Banks party thereto (together with the New Bank, the “Banks”) and the Agent have entered into a Credit Agreement dated as of June 6, 2023 (as amended prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Nordson has requested, and subject to the terms and conditions set forth herein, the Agent and the New Bank have agreed to increase the Revolving Credit Commitments in an amount equal to $72,500,000 pursuant to Section 3.13 of the Existing Credit Agreement (the “Incremental Revolving Credit Facility Increase”) and amend the Credit Agreement in connection therewith as specifically set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Additional Revolving Credit Commitments. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, (a) each of the Agent, Swingline Bank and the Issuing Banks party to this Amendment hereby consent to the Incremental Revolving Credit Facility Increase and the New Bank becoming a Revolving Credit Bank and a Bank under the Credit Agreement and (b) the New Bank severally agrees to become a Revolving Credit Bank and a Bank under the terms of the Credit Agreement and provide a Revolving Credit Commitment to the Borrowers in the principal amount set forth opposite the New Bank’s name on Schedule 1.1(a) attached hereto as Annex A.

Section 2.  Amendments to Credit Agreement. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the parties hereto agree that the Existing Credit Agreement is amended as follows:

(a)  The following new definition is inserted in Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical position therein: “First Incremental Effective Date” means June 21, 2024.

(b)  The definition of “Revolving Credit Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended to amend and restate the last two sentences of such definition to read as follows: “The aggregate Revolving Credit Commitment of all the Revolving Credit Banks on the First Incremental Effective Date shall be Nine Hundred Twenty-Two Million and Five Hundred Thousand Dollars ($922,500,000). The Revolving Credit Commitment of each Revolving Credit Bank on the First Incremental Effective Date is set forth opposite the name of such Bank on Schedule 1.1(a).”

(c)  The columns titled “Revolving Credit Commitment” and “Revolving Credit Commitment Percentage” set forth on Schedule 1.1(a) (Commitments and Commitment Percentages) of the Existing Credit Agreement are hereby amended and restated and the Revolving Credit Commitment and Revolving Credit Commitment Percentage of BNP Paribas is hereby added to such Schedule, in each case as set forth on Annex A attached hereto.

The amendments to the Existing Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Existing Credit Agreement are intended to be affected hereby.

Section 3.  New Bank Joinder. By its execution of this Amendment, the New Bank hereby acknowledges, agrees and confirms that, on and after the Incremental Amendment Effective Date (as defined below):

(a) it will be deemed to be a party to the Credit Agreement as a “Bank” and a “Revolving Credit Bank” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of, and shall be entitled to the benefits of, a Bank and a Revolving Credit Bank under the Credit Agreement as if it had executed the Credit Agreement;

(b) it has received a copy of the Credit Agreement, copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it deems appropriate, independently and without reliance upon the Agent, any Arranger, any other Bank or any of their respective Affiliates, to make its own credit analysis and decision to enter into this Amendment and become a Bank and a Revolving Credit Bank under the Credit Agreement; and

(c) it will provide any additional documentation reasonably requested by the Agent to evidence it status as a Bank and a Revolving Credit Bank as of the Incremental Amendment Effective Date or as required to be delivered by it pursuant to the terms of the Credit Agreement.

Section 4.  Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent (such effective date, the “Incremental Amendment Effective Date”):

(a)  the Agent’s receipt of the following, each properly executed by the signing party and in form and substance reasonably satisfactory to the Agent:

(i)  this Amendment, duly executed by each of the Borrowers, the Agent, the Swingline Bank, each Issuing Bank and the New Bank;

(ii)  solely to the extent requested by the New Bank, a Revolving Credit Note executed by the Borrowers in favor of the New Bank;

(iii)  an officer’s certificate of each Borrower certifying the names of the officers of such Borrower authorized to sign this Amendment, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors or managers of such Borrower, or a resolution of the shareholder of a Borrower, as applicable, evidencing authorization of the transactions contemplated by this Amendment, and (b) the Organizational Documents of such Borrower (in the case of the German Borrower, the Agent shall have received copies of the commercial register excerpt (not older than fourteen (14) days) and current articles of association, and a copy of the resolution of the shareholders of the German Borrower

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approving the terms of, and the transactions contemplated by, this Amendment and resolving that it execute this Amendment);

(iv)  a good standing certificate for Nordson issued on or about the Incremental Amendment Effective Date by the Secretary of State of Ohio;

(v)  an opinion of counsel with respect to this Amendment and the Credit Agreement; and

(vi)  a Compliance Certificate from Nordson demonstrating that the Borrowers are in compliance with the financial covenants set forth in Section 5.04 of the Credit Agreement based on the financial statements for the most recently completed fiscal quarter for which financial statements of Nordson have been delivered to the Agent under the Credit Agreement, both before and after giving effect on a pro forma basis to the incurrence of the Incremental Revolving Credit Facility Increase (and assuming that such Incremental Revolving Credit Facility Increase is fully drawn);

(b)  no Default or Event of Default shall exist as of the Incremental Amendment Effective Date immediately prior to or after giving effect to this Amendment and the Incremental Revolving Credit Facility Increase set forth herein;

(c)  all of the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of the Incremental Amendment Effective Date, or if such representation speaks as of an earlier date, as of such earlier date;

(d)  the Borrowers shall have paid or made satisfactory arrangements to pay all fees and expenses as separately agreed to in connection with this Amendment, including without limitation, all legal fees and expenses of the Agent in connection with the preparation and negotiation of this Amendment; and

(e)  each Borrower shall have executed and delivered to the Agent and directly to the New Bank, in each case to the extent requested, an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

For purposes of determining compliance with the conditions specified in this Section 4, each Bank, the Swingline Bank and each Issuing Bank that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, the Swingline Bank and such Issuing Bank unless the Agent shall have received notice from such Bank, the Swingline Bank or such Issuing Bank prior to the Incremental Amendment Effective Date specifying its objection thereto.

Section 5.  Reallocation of Revolving Credit Commitments and Revolving Credit Exposure. The parties hereto agree that the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Agent on the applicable Incremental Amendment Effective Date among the Revolving Credit Banks (including the New Bank) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Banks (including the New Bank) shall make all payments and adjustments necessary to effect such reallocation and the Borrowers shall pay any and all costs required pursuant to Section 3.04 of the Credit

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Agreement in connection with such reallocation as if such reallocation were a repayment

Section 6.  Representations and Warranties. Each Borrower represents and warrants that (a) it has the corporate or other equivalent power and authority to make, deliver and perform this Amendment, (b) it has taken all necessary corporate or other equivalent action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of such Person, (d) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and (e) after giving effect to this Amendment, (i) all of the representations and warranties in Article VI of the Credit Agreement are true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of the Incremental Amendment Effective Date, or if such representation speaks as of an earlier date, as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to this Amendment.

Section 7.  Miscellaneous.

(a)  Ratification and Confirmation of Loan Documents. By their execution hereof, each Borrower hereby expressly (a) consents to this Amendment, (b) acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which such Borrower is a party remain in full force and effect and (c) ratifies and reaffirms any guarantee and other obligations pursuant to any Loan Document and confirm and agree that such guaranty and all other obligations are in all respects continuing and in full force and effect and shall continue in full force and effect after giving effect to this Amendment.

(b)  Fees and Expenses. The Borrowers shall pay on demand all reasonable and documented costs and expenses of the Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable and documented fees, disbursements and other charges of counsel for the Agent.

(c)  Governing Law; Waiver of Jury Trial. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 10.15(a) and 10.21 of the Credit Agreement.

(d)  Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Amendment or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Amendment or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures

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and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.

(e)  Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Amendment is a Loan Document and an Incremental Amendment and is subject to the terms and conditions of the Credit Agreement.

(f)  Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(g)  Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to Credit Agreement to be executed by their duly authorized officers as of the date and year first written above.

BORROWERS:

NORDSON CORPORATION

By:	/s/ Daniel Hopgood

Name:	Daniel Hopgood
Title:	Executive Vice President and Chief Financial Officer

NORDSON ENGINEERING GMBH

By:	/s/ Bernardus Heinrich Peuten

Name:	Bernardus Heinrich Peuten
Title:	Geschäftsführer/Managing Director

Nordson Corporation

Incremental Amendment to Credit Agreement

Signature Page

AGENT, SWINGLINE BANK AND ISSUING BANKS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, the Swingline Bank and an Issuing Bank

By:	/s/ Michelle Kuhn
Name:	Michelle Kuhn
Title:	Director

Nordson Corporation

Incremental Amendment to Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as an Issuing Bank

By:	/s/ Brandon Bouchard
Name:	Brandon Bouchard
Title:	Vice President

Nordson Corporation

Incremental Amendment to Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as an Issuing Bank

By:	/s/ Jackie Castillo
Name:	Jackie Castillo
Title:	Vice President

Nordson Corporation

Incremental Amendment to Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as an Issuing Bank

By:	/s/ Keven Larkin
Name:	Keven Larkin
Title:	Senior Vice President

Nordson Corporation

Incremental Amendment to Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as an Issuing Bank

By:	/s/ Rodney J. Winters
Name:	Rodney J. Winters
Title:	Vice President

Nordson Corporation

Incremental Amendment to Credit Agreement

Signature Page

INCREMENTAL BANK:

BNP PARIBAS, as New Bank

By:	/s/ Christopher Sked
Name:	Christopher Sked
Title:	Managing Director

By:	/s/ Valentin Detry
Name:	Valentin Detry
Title:	Vice President

Nordson Corporation

Incremental Amendment to Credit Agreement

Signature Page

Annex A

Amended Schedule 1.1(a) to the Credit Agreement

(as of the Incremental Amendment Effective Date)

COMMITMENTS AND COMMITMENT PERCENTAGES

Bank	Revolving Credit Commitment	Revolving Credit Commitment Percentage

Wells Fargo Bank, National Association	$72,500,000.00	7.859078591%

Bank of America, N.A.	$72,500,000.00	7.859078591%

JPMorgan Chase Bank, N.A.	$72,500,000.00	7.859078591%

PNC Bank, National Association	$72,500,000.00	7.859078591%

U.S. Bank National Association	$72,500,000.00	7.859078591%

BNP Paribas	$72,500,000.00	7.859078591%

Citibank, N.A.	$55,500,000.00	6.016260163%

HSBC Bank USA, National Association	$55,500,000.00	6.016260163%

Morgan Stanley Bank, N.A.	$55,500,000.00	6.016260163%

TD Bank, N.A.	$55,500,000.00	6.016260163%

The Huntington National Bank	$55,500,000.00	6.016260163%

Truist Bank	$55,500,000.00	6.016260163%

Deutsche Bank AG New York Branch	$55,500,000.00	6.016260163%

UniCredit Bank AG, New York Branch	$50,000,000.00	5.420054201%

The Northern Trust Company	$25,000,000.00	2.710027100%

First National Bank of Pennsylvania	$24,000,000.00	2.601626016%

TOTAL	$922,500,000.00	100.000000000%

Annex A to Incremental Amendment to Credit Agreement